EXHIBIT 10.24

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Stock Option Agreement”) is made and entered into as of the ____ day of ____, ____, by and between Independent Community Bank, a Florida corporation (the “Corporation”), and _______________ (“Director”), an individual.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Corporation (the “Board”) and the shareholders of the Corporation have duly approved and adopted that certain document designated as the “2004 Director Stock Option Plan” (the “Plan”), a copy of which is on file with the Secretary of the Corporation; and

WHEREAS, pursuant to the Plan, Director has been granted by the Corporation the right and option to purchase ______ shares of Common Stock (hereinafter defined) upon the terms and subject to the conditions set forth in this Stock Option Agreement and the Plan (said shares, as adjusted in accordance with Section 15 of this Stock Option Agreement or any part thereof are hereinafter referred to as “Director’s Shares”); and

WHEREAS, Director desires to receive the right and option to purchase Director’s Shares pursuant to the Plan and upon the terms and subject to the conditions set forth in this Stock Option Agreement and the Plan.

NOW, THEREFORE, in consideration of the premises, of the mutual promises, covenants and conditions herein contained, for the purposes and objectives set forth in the Plan and in this Stock Option Agreement and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Definitions.  In addition to the words and terms elsewhere defined in this Stock Option Agreement, certain capitalized words and terms used in this Stock Option Agreement shall have the meanings given to them by the definitions and descriptions in the Plan, unless the context or use indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any capitalized words and terms defined in the Plan.

2.

Grant of Option.  The Corporation has granted to Director, and Director hereby receives from the Corporation, the right and option (the “Option”) to purchase Director’s Shares pursuant to the Plan and upon the terms and subject to the conditions set forth in this Stock Option Agreement and the Plan.

3.

Term of Option.  Unless terminated earlier pursuant to the express provisions of this Stock Option Agreement, the term of the Option (the “Term”) shall be for the period beginning on the date hereof (the “Effective Date”), and ending on the date which is ten (10) years after the date hereof (the “Termination Date”).

4.

Purchase Price.  Subject to adjustment as provided in Section 15 of this Stock Option Agreement, the purchase price for any of Director’s Shares purchased pursuant to the terms of this Stock Option Agreement shall be ___ Dollars ($__.__) per share of Common Stock (the “Option Price”), which is the greater of the Fair Market Value or the Par Value of the Common Stock as of the Effective Date.

5.

Vesting; Exercise of Option.  The Option shall vest on the first anniversary of the Effective Date and, except as set forth in Section 13 hereof, shall be exercisable thereafter, in whole or in part, at any time and from time to time prior to the Termination Date, by Director so long as he is serving as a Director.  The foregoing notwithstanding, to the extent that the Option has not yet become exercisable, all of the Director’s Shares shall vest and the Option shall become exercisable immediately for such Director’s Shares in the event that (i) the Board and, if required by law, the shareholders of the Corporation shall approve any transaction that results in a Change in Control; provided, however, that no acquisition of stock by any person in a public offering or private placement of the Company’s Common Stock or other transaction approved by the Company’s Board of Directors shall be considered a Change in Control.

6.

Manner of Exercise.  The Option shall be exercised by giving written notice of exercise to the Corporation in care of the Secretary of the Corporation.  Such notice shall state that Director elects to exercise the Option, the number of Director’s Shares in respect of which it is being exercised and the manner of payment for such Director’s Shares, and shall either (i) be accompanied by payment of the full purchase price for such Director’s Shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price for such Director’s Shares.  Such notice shall be deemed to have been given when hand-delivered, telecopied or mailed, first class postage prepaid.

7.

Payment for Shares.  Full payment of the Option Price for the Director’s Shares purchased upon the exercise of the Option shall accompany the notice of exercise delivered by Director pursuant to Section 6.  The Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation in the form of (i) cash, (ii)  at the discretion of the Corporation, a promissory note secured by a pledge of the shares of Common Stock, or (iii) at the discretion of the Corporation, a combination of the foregoing.  Cash payments of the Option Price shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Corporation; provided, however, that the Corporation shall not be required to deliver certificates for shares with respect to which an Option is exercised until the Corporation has confirmed the receipt of good and available funds in payment of the purchase price thereof.

8.

Issuance of Stock Certificate for Shares.  Subject to the provisions of Section 10 below, the certificates for the shares of Common Stock issuable upon exercise of the Option shall be delivered to the Director or to the person to whom the rights of the Director shall have passed by will or the laws of descent and distribution as promptly after the date of exercise as is feasible; provided that the exercise shall not be complete, and the Corporation shall not be obligated to make such deliveries until:  (a) the Director has made payment in full for such Director’s Shares pursuant to Section 7; and (b) the Director and the Corporation have arranged for the withholding of any taxes required to be withheld under any applicable federal, state or local laws or regulations on account of such exercise.

9.

Tax Withholding.  In each instance where the Director has exercised the Option in whole or in part, the Corporation will notify the Director of the amount of tax which must be withheld by reason of the exercise under any applicable state, federal and local tax laws.  The Director shall then notify the Corporation whether he wishes to satisfy such tax withholding obligation by (i) remitting to the Corporation a payment of the amount required to be withheld or (ii) having such taxes withheld from any other payments otherwise due from the Corporation to the Director.

10.

Securities Laws.  The Corporation may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that the Option granted hereunder, and each exercise thereof, satisfy the applicable requirements of federal and state securities laws.  Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Option or the printing of legends on stock certificates issued pursuant to the Option.

The Director hereby represents, warrants and agrees, both as of the date of the execution of this Agreement and at the time of each exercise of the Option, and agrees that the Corporation may rely on the same in issuing the Director’s Shares contemplated hereby, as follows:

A.

No Representations.  The Director is entering into this Agreement, and will exercise the Option to purchase the Director’s Shares, solely on the basis of his own familiarity with the Corporation and all relevant factors about the Corporation’s affairs, and the Corporation has made no express or implied representations, covenants or warranties to the Director with respect to such matters.

B.

Counsel.  The Director has read the Plan and this Agreement and has been advised or has had the opportunity to be advised by his own legal counsel as to the consequences of any exercise of the Option.

C.

Access.  The Director has had access to all documents, records and books pertaining to the Corporation or in any way relevant to the Director’s Shares and has the opportunity to ask questions of, and receive answers from, the Corporation and its officers and directors concerning the terms and conditions of the transactions contemplated by this Agreement.

D.

Sophistication.  The Director has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Director’s Shares and has not utilized any other person to be his personal representative in connection with evaluating such merits and risks.

E.

Investment Intent.  Upon the exercise of the Option, the Director will acquire the Director’s Shares for his own account with investment intent and not with a view to the resale or distribution of all or any part of such shares.

F.

Restrictions.  The Director agrees that the Corporation may impose restrictions on the sale, pledge or other transfer of the Director’s Shares if, in the sole discretion of the Corporation and its counsel, such restrictions are necessary and desirable in order to achieve compliance with the provisions of Federal or state securities laws.

The Corporation may, as a condition to the issuance of stock certificates representing the Director’s Shares, also require the Director to make such further representations or undertakings in writing as it may determine are required to ensure that the shares are being issued in compliance with all applicable federal and state securities laws, and may endorse the stock certificates representing the Director’s Shares with one or more legends referring to the restrictions on the transferability of such shares.  The Corporation may, but shall not be obligated to, register or qualify the issuance of the Option and/or the sale of the Director’s Shares to Director under federal or any applicable state securities law.

11.

Nonalienation of Benefits.  No right or benefit under this Stock Option Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

12.

Rights Prior to Issuance of Certificates.  Neither the Director nor any person to whom the rights of the Director shall have passed by will or the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Common Stock until the date of the issuance to him of certificates for such Common Stock as provided in Section 8 above and, except as provided in the Plan and Section 15 hereof, no adjustments shall be made to the Director’s Shares for dividends (ordinary or extraordinary and whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued.

13.

Termination Upon Cessation of Service as a Director.

13.1

Death of the Director.  If the Director shall die prior to the end of his service as a member of the Board of Directors, then the Option shall become exercisable in full and may be exercised by the legatee(s) or personal representative(s) of the Director at any time within twelve months after the Director’s death; provided, however, that the Option may not be exercised after the Termination Date.

13.2

Total Disability; Retirement.  If the Director ceases to serve as a member of the Board of Directors prior to the end of his term as a result of Retirement at or after age 65 or Total Disability, then the Option shall become exercisable in full from and after the date of such cessation of service and may be exercised by the Director (or his or her guardian(s) or personal representative(s)) at any time within twelve months after such cessation of service; provided, however, that the Option may not be exercised after the Termination Date.

13.3

Failure to be Nominated for Reelection; Failure to be Reelected.  If the Director shall cease to serve as a member of the Board of Directors as a result of Director’s resignation from the Board (other than as a result of Retirement or Total Disability) or Director’s decision not to stand for reelection at the expiration of his term of office, or Director is not nominated to stand for election at the Annual Shareholders’ Meeting at which his term of office expires, or, if nominated, Director is not reelected, then to the extent that the Option was otherwise exercisable at the date of cessation of service as a Director, the Option may be exercised at any time within thirty days after the date of such cessation of service; provided, however, that the Option may not be exercised after the Termination Date.

13.4

Removal for Cause.   If the Director is removed from the Board of the Corporation for Cause (as defined below) then all unexercised Options held by such Holder shall immediately terminate and be canceled.  “Cause” shall mean (i) any action by the Director involving willful disloyalty to the Company, such as embezzlement, fraud, or misappropriation of corporate assets; (ii) the Director’s conviction of a felony or of any lesser crime or offense involving moral turpitude committed in connection with the performance of his or her duties; or (iii) the refusal to perform his or her duties and responsibilities for any reason (other than illness or incapacity).

14.

Non-Transferability of Option.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and, except as otherwise provided in this Stock Option Agreement, the Option shall be exercised during the lifetime of Director only by Director.  A breach by Director of any restrictions, terms or conditions provided in the Plan or in this Stock Option Agreement shall cause the Option to be terminated.

15.

Adjustments Upon Changes in Capitalization.  In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to a participating Director.

16.

Miscellaneous.

(a)

This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

(b)

The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(c)

The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Florida, without giving effect to principles of conflicts of law.

(d)

This Stock Option Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated in this Stock Option Agreement.

(e)

Except as otherwise herein provided, this Stock Option Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and of Director and Director’s personal representatives.

(f)

To the extent any of the terms of this Stock Option Agreement are inconsistent with the terms of the Plan, the terms of the Plan shall control to the extent of such inconsistency.

IN WITNESS WHEREOF, the Corporation has caused this Stock Option Agreement to be executed by its duly authorized officer and Director has executed this Stock Option Agreement as of the day and year first above written.

INDEPENDENT COMMUNITY BANK

By:
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DIRECTOR

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